Exhibit 10.67

VINCE HOLDING CORP.

2013 EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose and Scope of the Plan

1.1 Purpose. This Vince Holding Corp. 2013 Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

1.2 Definitions. Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

“Committee” shall mean the Board, or a committee designated by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.

“Company” shall mean Vince Holding Corp., a corporation organized under the laws of the State of Delaware, or any successor corporation.

“Compensation” shall mean the fixed salary or base hourly wage paid by the Company or a Designated Subsidiary to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any commissions, bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special payment or any credit or benefit under any employee plan maintained by the Company.

“Continuous Service” shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Company or a Designated Subsidiary), that an Employee has been employed by the Company or a Designated Subsidiary (or any combination of the foregoing) immediately preceding an Option Period. Such period of time shall include any approved leave of absence.

“Designated Subsidiary” shall mean any subsidiary of the Company that has been designated by the Committee to participate in the Plan.

“Employee” shall mean any full-time or part-time employee of the Company or a Designated Subsidiary who customarily works for the Company or Designated Subsidiary, as the case may be, for a minimum of twenty (20) hours per week.

“Exercise Date” shall mean the last business day of each Option Period.

“Fair Market Value” of a share of Stock means the fair market value of such Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

“Option Period” or “Period” shall mean such duration (not to exceed twenty-seven (27) months) as shall be determined by the Committee prior to the beginning of such Option Period. Unless the Committee determines otherwise before the beginning of the Option Period, Option Periods shall commence at six (6)-month intervals on each April 1 and October 1 (or the next business day, if such date is not a business day) over the term of the Plan, and each Option Period shall last for six (6) months, ending on March 31 or September 30, as the case may be (or the next business day, if such date is not a business day). Accordingly, unless the Committee determines otherwise, two separate Option Periods shall commence in each calendar year during which the Plan remains in existence. Notwithstanding the foregoing, the initial Option Period shall not commence until the date first specifically authorized by the Committee, subject to the Company’s prior registration of the Stock on Form S-1.

“Option Price” shall mean the purchase price of a share of Stock hereunder as provided in Section 3.1 hereof.

“Participant” shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

“Plan” shall mean the Company’s 2013 Employee Stock Purchase Plan, as the same may be amended from time to time.

“Plan Account” or “Account” shall mean an account established and maintained in the name of each Participant.

“Plan Manager” shall mean any Employee appointed pursuant to Section 1.3 hereof.

“Stock” means shares of the common stock, par value $0.01 per share, of the Company.

1.3 Administration of Plan. Subject to oversight by the Board of Directors or the Board’s Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. Its interpretations and decisions in respect of the Plan shall, subject to the aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4 Effective Date of Plan. The Plan shall become effective on the date established for that purpose by the Committee, if, prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and (ii) has been approved by an affirmative vote of a majority of the shares of the Company’s Stock present, in person or by proxy and entitled to vote on the proposal, at a meeting at which a quorum is present; provided, however, that such stockholder approval occurs on a date no later than twelve (12) months following the date the Plan is so adopted.

1.5 Termination of Plan. The Plan shall continue in effect through and including September 30, 2023, unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant’s Account shall be refunded to him, or otherwise disposed of in accordance with the policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

Article II

Participation

2.1 Eligibility. Participation in the Plan is limited to Employees who meet the requirements of this Section 2.1. Each Employee who, on the start date of an Option Period, will have at least ninety (90) days of Continuous Service may become a Participant by completing the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. No Employee may participate in the Plan if such Employee, immediately after the end of an Option Period, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. The Committee may, prior to the commencement of an Option Period, exclude from participation any Employee who, at the time of the commencement of the Option Period, is a highly compensated employee (within the meaning of Section 414(q) of the Code) or is an officer of the Company subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934; provided that such exclusion is applied in an identical manner to all such highly compensated employees or officers of the Company and each Designated Subsidiary whose employees are Participants under the Plan.

2.2 Payroll Deductions. Payment for shares of Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Such deductions shall be expressed as a whole number percentage which shall be at least one percent (1%) but not more than ten percent (10%). A Participant may not increase the deduction during an Option Period; provided that no more than once per Option Period, a Participant may decrease the deduction. Notwithstanding the foregoing, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the date on which such Option Period commences. Any amount remaining in a Participant’s Account after the purchase of Stock shall be refunded without interest; provided that any amounts remaining in a Participant’s Account that were insufficient to acquire a full share of Stock shall be carried forward to the next Option Period, unless the Participant has withdrawn from the Plan prior to the commencement of such Option Period. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period upon completion of the enrollment procedures prescribed by, or on behalf of, the Committee or the Plan Manager, as revised from time to time. Amounts deducted from a Participant’s Compensation pursuant to this Section 2.2 shall be credited to such Participant’s Account. A Participant may not make any additional payments into such Account.

Article III

Purchase of Shares

3.1 Option Price. The Option Price per share of the Stock sold to Participants hereunder shall be ninety-five percent (95%) of the lesser of (a) the Fair Market Value of such share on the Exercise Date of an Option Period or (b) the Fair Market Value of such share on the first day of the applicable Option Period (or, in each case, such greater percentage as is determined by the Committee in advance of an Option Period), but in no event shall the Option Price per share be less than the par value of the Stock.

3.2 Purchase of Shares. On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Stock that can be purchased with such amount. Unless otherwise provided by the Committee, the number of shares of Stock purchased by each Participant on the Exercise Date shall be deposited into an account established in the Participant’s name with the stock brokerage or other financial services firm designated by the Committee. The balance, if any, in such Account shall be carried forward to the next succeeding Option Period; provided that any payroll deductions accumulated in a Participant’s Account that are not applied toward the purchase of shares on an Exercise Date due to limitations imposed by this Plan shall be returned to the Participant.

3.3 Limitations on Purchase.

3.3.1 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary of the Company would accrue at a rate per Option Period which exceeds the lesser of: (a) twenty-five thousand dollars ($25,000) or (b) an amount equal to ten percent (10%) of the Employee’s annualized base salary in effect at the start of such Option Period, in each case, of the Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, an Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).

3.3.2 To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant’s payroll deductions may be decreased to zero percent (0%) during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty-five thousand dollars ($25,000). Payroll deductions shall re-commence at the rate provided for by the Participant’s prior election at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan. Subject to the limits imposed under this Section 3.3, the maximum number of shares of Stock that may be purchased by each Participant in any Option Period shall be 500,000 shares.

3.4 Transferability of Rights. Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

Article IV

Provisions Relation to Common Stock

4.1 Stock Reserved; Delivery of Stock. A maximum of 1,000,000 shares of Stock may be purchased under the Plan, of which up to 500,000 shares of Stock may be purchased under the Plan per Option Period (in each case, subject to adjustment in accordance with Section 4.2 hereof). Subject to the limitation in the preceding sentence, as determined by the Committee in its sole discretion, any shares of Stock purchased under the Plan may be either newly issued shares, existing treasury shares, or new purchases in the open market.

4.2 Adjustment for Changes in Stock. In the event that adjustments are made in the number of outstanding shares of Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise or an extraordinary cash dividend is paid in respect of the Stock, the Committee shall make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive. The existence of the

Plan and any options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any subsidiary, any sale or transfer of all or part of the Company’s or a subsidiary’s assets or business or any other corporate act or proceeding. The Board of Directors may at any time terminate an Option Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares pursuant to Article III or returned to the applicable Participants.

4.3 Insufficient Shares. If the aggregate funds available for the purchase of Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4 Confirmation. Confirmation of each purchase of Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Unless otherwise determined by the Committee, shares of Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the six (6) month period following such delivery to the Participant (other than by will or the laws of descent and distribution) and the shares of Stock shall bear an appropriate legend substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions of the Vince Holding Corp. 2013 Employee Stock Purchase Plan (the “Plan”), including, without limitation, the restriction that the shares may not be assigned, transferred, pledged or otherwise disposed of in any way during the six (6) month period following the date of delivery of such shares. A copy of the Plan is on file at the principal office of Vince Holding Corp.”

4.5 Rights as Shareholders. The shares of Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.

Article V

Termination of Participation

5.1 Voluntary Withdrawal. A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on the date immediately preceding the applicable Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2 Termination of Eligibility. If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount and the number of unissued shares in such Participant’s Account will be refunded or distributed to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

Article VI

General Provisions

6.1 Notices. Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2 Condition of Employment. Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

6.3 Withholding of Taxes. Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Stock. The obligations of the Company under the Plan shall be conditioned upon the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Stock issued to the Participant pursuant to the Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the first date of the Option Period or within the one-year period commencing on the day after the Exercise Date, the Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

6.4 Amendment of the Plan. The Board of Directors or the Board’s Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may (a) increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, (b) materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Stock is listed. The Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 423 of the Code, or any other applicable law or regulation, the Company shall obtain shareholder approval of any such amendment.

6.5 Application of Funds. All funds received by the Company by reason of purchases of Stock hereunder may be used for any corporate purpose.

6.6 Legal Restrictions. The Company shall not be obligated to sell shares of Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7 Gender. Whenever used herein, use of any gender shall be applicable to both genders.

6.8 Conditions Upon Issuance of Shares.

6.8.1 If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Stock hereunder, no option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

6.8.2 If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or options and the right to exercise any option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any subsidiary.

6.8.3 The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Stock purchasable or otherwise receivable by any person under any option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

6.9 Governing Law. The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

6.10 Jurisdiction: Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each eligible Employee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each eligible Employee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY AGREEMENT, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of an eligible Employee, at the eligible Employee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

6.11 Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.